Exhibit 10.4

Date2017 • 4D PHARMA PLC • • • of Fifth Floor 9 Bond Court Leeds LS1 2JZ • I • • Macfarlanes LLP 20 Cursitor Street ILondon EC4A 1LT •

• Clause CONTENTS Page 1 Definitions and interpretation 1 2 Demise and rents 4 3 Tenant's covenants 4 4 Landlord's covenants 4 5 Landlord's right to forfeit Lease 4 6 Exclusion of planning warranty 6 7 Misrepresentation 6 8 Notices 6 9 Arbitration 6 10 Exclusion of easements and other matters 7 11 Third party rights 7 12 Provisions relating to the Common Parts 7 13 Break clause 7 14 New tenancy under 1996 Act 8 Schedule 1 The Premises 11 2 Rights granted 12 3 Rights reserved 13 4 Title matters 14 5 Tenant's covenants 15 6 Landlord's Covenants 27 7 Insurance Provisions 28 8 Service Charge Provisions 31 Part 1 - Definitions and Interpretation 31 Part 2 - Standard Services and Heads of Charge 31 Part 3 - Additional Services 32 Part 4 - Service Costs 33 Part 5 - Calculation and Payment of Service Charge 34 Part 6 - Provision of Services 35 Part 7 - Exclusions from Service Charge 35 9 Form of Authorised Guarantee Agreement 37 10 Form of Guarantee 42 11 Rent Review 47 • • ' • • • • • • 44933320.2

PARTICULARS

LR1. Date of lease

3 May 2017

LR2. Title number(s)
LR2.1 Landlord's title number(s)

WYK619830

LR2.2 Other title numbers

None.

LR3. Parties to this lease

Landlord

BISHOPSGATE LONG TERM PROPERTY FUND NOMINEES NO. 1 LIMITED (a company incorporated under the laws of Jersey with number 112001) and **BISHOPSGATE LONG TERM PROPERTY FUND NOMINEES NO. 2 LIMITED** (a company incorporated under the laws of Jersey with number 112002) both of whose registered offices are at 12 Castle Street, St. Helier, Jersey JE2 3RT and whose address for service in the United Kingdom is care of Legal & General Property Limited, One Coleman Street, London EC2R 5AA and any other person entitled to the immediate reversion to this lease (**"the Landlord"**)

Tenant

4D PHARMA PLC (Company Number 08840579) whose registered office is at Third Floor, 9 Bond Court, Leeds LS1 2JZ (**"the Tenant"**)

LR4. Property
In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Part Fifth Floor 9 Bond Court Leeds more particularly described in Schedule 1 of this Lease.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

Ten years commencing on and including 3 May 2017 (the **"Term Commencement Date"**)

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.
LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

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LR9.2 Tenant's covenant to (or offer to) surrender this lease None. • LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property None. LR11. Easements LR11.1 Easements granted by this lease for the benefit of the Property See Schedule 2 of this Lease. LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property See Schedule 3 of this Lease. LR12. Estate rentcharge burdening the Property None. LR13. Application for standard form of restriction None. LR14. Declaration of trust where there is more than one person comprising the Tenant None. ADDITIONAL PARTICULARS Initial Rent From and including the Rent Commencement Date to and including the date immediately preceding the Full Rent Date FORTY TWO THOUSAND SIX HUNDRED AND FOURTEEN POUNDS, £42,614 (exclusive of VAT) per annum. Rent • Rent Commencement Date ,(3(2017 Full Rent Date fI tlte Rent ) (nb 9 mgr:it/:I& Blier Permitted Use 6BFRffl9f:l 91+1fmt Date)(• Use as offices within Class B1(a) of the Town and Country Planning (Use Classes) Order 1987 as amended in 2005 meaning such Order as at the date this Lease is granted and (notwithstanding any provisions to the contrary) not including any legislation amending or replacing such Order;t 1el'Ml't\.()..:hCA {Jo.it.44933320.2 3 «\ °'Y .'.lon (,b-Q,'"5 -j,\.t fkj4ti o.uUat w. cr. o-+-tN-WfV\)•

THIS LEASE is made on the date set out in the Particulars between the Landlord and the Tenant named in the Particulars. WITNESSES as follows: • In this Lease the following definitions apply: 1954 Act: the Landlord and Tenant Act 1954 1995 Act: the Landlord and Tenant (Covenants) Act 1995 Authorised Guarantee Agreement: has the meaning given to such term in Section 28 of the 1995 Act; Beneficial Owner: Bishopsgate Long Term Property Fund Unit Trust; Bishopsgate Trustee: Capita Trust Company (Jersey) Limited in its capacity as trustee of the Beneficial Owner; Building: the building and any external areas belonging to it (including the Car Park) known as 9 Bond Court Infirmary Street Leeds registered at the Land Registry with freehold title WYK619830 and each and every part of that building and including any extensions, alterations or additions from time to time made to it and anything attached to it and any items in the nature of Plant used for its benefit; Car Park: the car park in the basement of the Building; Car Parking Rent: from and including the Term Commencement Date TWO THOUSAND FIVE HUNDRED POUNDS (£2,500.00) (exclusive of VAT) as from time to time reviewed under this Lease per car parking space per annum to be used by the Tenant in accordance with the rights granted in paragraph 2.1 of Schedule 2 of this Lease; COM Regulations: the Construction (Design and Management) Regulations 2015 (which shall include any provisions amending or replacing the same) together with any approved code of practice and any guidance requirements issued by the Health and Safety Executive in connection with them; Common Parts: all those parts of the Building not specifically demised or intended to be demised to a tenant and from time to time and intended for common use by one or more of the tenants or occupiers of the Building or their employees or visitors and includes (without limitation) entrance areas access ways circulation areas staircases escalators lifts passages landscaped areas forecourts toilet accommodation landings fire escape routes car parks service areas service roads access roads storage areas and refuse disposal and collection areas; Excepted Tax: any tax payable by the Landlord on the receipt of the rents or other sums payable under this Lease or on any dealings with its reversion to this Lease or any such as the Landlord is bound by Law to pay notwithstanding any contract to the contrary; Group Company: any company within the same group of companies as the Tenant within the meaning of section 42 of the 1954 Act; Health and Safety File: the health and safety file to be maintained in respect of the Premises in accordance with any Law (including but not limited to the COM Regulations); Insurance Rent: the fair and reasonable cost payable by the Landlord for insuring the Premises pursuant to the provisions of paragraphs 1.1 and 1.2 of Schedule 7;

Insured Risks: fire earthquake subsidence flood storm tempest lightning explosion bursting and overflowing of water pipes and apparatus riot civil commotion malicious damage impact aircraft and other aerial devices or articles dropped from them (other than war risks) and such other perils as the Landlord may from time to time insure against (acting reasonably);

Interest Rate: three per cent over the base lending rate from time to time of Lloyds TSB Bank plc or if that rate is no longer published then three per cent over such rate of interest as the Landlord may reasonably specify and wherever interest is payable by reference to the Interest Rate it shall be calculated on a daily basis;

Landlord: the first party to this Lease and includes any other person for the time being entitled to the immediate reversion of this Lease;

Law: anything having legal effect in the country in which the Premises are situated at the relevant time during the Term including Acts of Parliament and any applicable directives decisions and regulations of the European Union and any orders regulations directions schemes rules consents licences notices and bye-laws made or granted by any statutory public local or other authority or court of competent jurisdiction or any government department or otherwise;

Lease: this Lease and includes any deed of variation licence consent or other document supplemental to or associated with this Lease;

Notifiable Project: a notifiable project as defined in the CDM Regulations;

Normal Operating Hours: 6.30 am – 6.30 pm Monday – Friday not including Bank and Public Holidays;

Plan: the plan attached to this lease;

Planning Acts: the Town and Country Planning Act 1990, the Planning (Listed Building and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, and all other statutes relating to town and country planning from time to time in force;

Plant: any existing or future plant equipment systems machinery and apparatus intended to exclusively serve the Premises (whether or not on or in the Premises) including without limitation any applicable lifts hoists generators equipment for air conditioning ventilation heating cooling fire alarms fire prevention fire control communication and security and any conduits cables wires pipes drains gutters and other equipment for the reception generation passage transmission and/or storage of electricity water gas drainage telephone other methods of communication of information and any other service or facility;

Premises: means the part of the ~~third~~ fifth floor of the Building more particularly described in Schedule 1;

Retained Parts: every part of the Building and its curtilage (except for the Premises and other parts of the Building designed or intended for letting) including (without limitation):

(a) the Common Parts;

(b) any office accommodation for the manager of the Building and ancillary staff and any areas used for the provision of services to the Building;

(c) the foundations roof structure exterior and any loadbearing framework of the Building;

(d) any items in the nature of Plant (other than those included in this letting or designed or intended to be included in any letting of other premises within the building if made on the same basis as this Lease) which serve the Building;

44933320.2

any windows doors window frames and door frames not forming part of the Premises and any external parts of the Building or its curtilage; all directional and other signage for the Building other than signage belonging to any tenant or other occupier, and including in each case where applicable any cladding facings ceilings coverings plaster floorboards tiles carpets floor coverings and other finishes; Review Date: the fifth anniversary of the commencement date of the Term and in addition the date on which any Rent Restrictions (as referred to in paragraph 7 of Schedule 11) operating on a previous Review Date cease to operate or operate in a less restrictive manner; Tenant: the second party to this Lease and includes its successors in title to this Lease; Term: as specified in the Particulars and includes any extension holding over or continuation of it whether by Law or agreement or otherwise; Title Matters: the matters set out in Schedule 4; Value Added Tax: includes any similar or substituted tax; Working Day: any day from Monday to Friday (inclusive) which is not a bank holiday. In this Lease unless the context otherwise requires: words importing persons include firms, companies limited liability companies and corporations and vice versa; any obligations undertaken by more than one person are joint and several obligations; words denoting the singular number include the plural and vice versa; any obligation in this Lease on the Tenant not to do or omit to do any act or thing shall include an obligation not to allow such act or thing to be done or omitted to be done by any sub-tenant licensee occupier invitee or other person; references to numbered clauses and schedules are references to the relevant clause in or schedule to this Lease and reference in any schedule to numbered paragraphs are references to the numbered paragraphs of that schedule; any rights for the Landlord shall also be for any person authorised by the Landlord and reference to consent or approval of the Landlord means the prior written consent of the Landlord and (where necessary) prior written consent of any superior landlord and nothing in this Lease implies that such further consents cannot be unreasonably withheld; reference to any Law or any provision in any Law includes a reference to any Law or provision amending or replacing it; 1.2.Bheadings to clauses schedules and paragraphs in this Lease shall not affect their interpretation; 1.2.9 The words and expressions used in the Particulars and in the Additional Particulars shall have in this lease the meanings ascribed to them in the Particulars and in the Additional Particulars.

2Demise and rents The Landlord with full title guarantee lets the Premises to the Tenant together with the rights (if any) specified in Schedule 2 and excepting and reserving to the Landlord the rights specified in Schedule 3 to hold them to the Tenant for the Term subject to and with the benefit of the Title Matters the Tenant paying during the Term by way of rent: • 2.2 the Rent which shall be paid on a yearly basis (and proportionately for any part of a year) by equal quarterly payments in advance on the usual quarter days by standing order if required by the Landlord the first payment to be made on the Full Rent Date for the period from (and including) the Full Rent Date to (but excluding) the next quarter day; the Car Parking Rent which shall be paid on a yearly basis (and proportionately for any part of a year) by equal quarterly payments in advance on the usual quarter days by standing order if required by the Landlord the first payment to be made on the Rent Commencement Date for the period from (and including) the Rent Commencement Date to (but excluding) the next quarter day; the Insurance Rent which shall be paid in accordance with schedule ?and is payable from and including the Rent Commencement Date; the Service Charge which shall be calculated and paid in accordance with schedule 8 and is payable from and including the Rent Commencement Date; any other sums (including Value Added Tax and interest) which may become due from the Tenant to the Landlord under the provisions of this Lease. 3Tenant's covenants The Tenant covenants with the Landlord during the Term or until released by the 1995 Act to observe and perform its covenants and obligations set out in this Lease including the Schedules. 4Landlord's covenants The Landlord covenants with the Tenant that whilst the reversion immediately expectant upon this Lease is vested in it the Landlord shall observe and perform its covenants set out in this Lease including the Schedules ' If any of the following events occur: 5.1.1if any Rent or other sum due under this Lease is unpaid for fifteen Working Days after becoming due (in the case of the Rent whether formally demanded or not); or above) which remains unremedied following a written notice received by the• 5.1.2 if there is a breach of any of the Tenant's covenants (save as referred to in (a) Tenant from the Landlord specifying the breach and specifying a reasonable date by which the breach must be remedied ; or if the Tenant or any guarantor from time to time of the Tenant's obligations in this Lease:•

5.1.3.1 5.1.3.2 5.1.3.3 5.1.3.4 5.1.3.5 5.1.3.6 5.1.3.7 5.1.3.8 5.1.3.9 (except for a members' voluntary winding-up for the purposes of an amalgamation or reconstruction which does not involve or arise out of insolvency or give rise to a reduction in capital and which has the consent of the Landlord such consent not to be unreasonably withheld) either: passes a winding-up resolution, or resolves to present its own winding-up petition, or is the subject of a winding-up petition, or is wound up, or passes a resolution for an administration order or has an administration order made against it or an administrator appointed or is subject to a resolution passed by the directors or the shareholders or to a determination made by the members for notice of appointment of an administrator to be filed with the Court, or if a notice of appointment of an administrator is filed with the Court by the holder of a floating charge or by the Tenant or its directors, or has an administrative receiver or a receiver or a receiver and manager appointed in respect of the whole or part of its assets property or undertaking, or calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 896 of the Companies Act 2006, or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise), or has a mortgagee or other chargee which takes possession or exercises or attempts to exercise any power of sale, or has a judgement or order made against it which is not complied with, or is struck off the Register of Companies or any application is made for the Tenant or any such guarantor to be struck off; if the Tenant or any guarantor from time to time of the Tenant's obligations under this Lease (being an individual or if more than one individual then any one of them): 5.1.4.1 5.1.4.2 5.1.4.3 is the subject of a bankruptcy petition or bankruptcy order; or has any receiver or insolvency practitioner appointed; or makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986; or

• has a mortgagee or other chargee which takes possession or exercises or attempts to exercise any power of sale; or has a judgment or order made against it which is not complied with; • under this Lease ceases or if any event occurs in relation to the Tenant or any guarantor from time to time of the Tenant's obligations under this Lease either in any other jurisdiction or as a result of any new or amended insolvency Law applicable in England which in each case has the same or similar effect as any of the events set out in 5.1.3 and 5.1.4 above; 5.2 then without prejudice to any other rights of the parties (including in respect of previous breaches of this Lease) the Landlord may re-enter the Premises or any part thereof in the name of the whole and this Lease shall immediately come to an end • 5.3The provisions set out in clause 5.1.3 shall apply mutatis mutandis in relation to a Partnership or Limited Partnership (as defined in the Partnership Act 1980 and the Limited Partnerships Act 1907 respectively) or a Limited Liability Partnership (as defined in the Limited Liability Partnerships Act 2000). 6Exclusion of planning warranty Nothing in this Lease shall imply or constitute a warranty by the Landlord that the Premises may be used for any specific purposes under the Planning Acts or otherw ise. Misrepresentation The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any statement or representation set out in this Lease or given by the Landlord's solicitors in writing. Notices Any notice served under or in connection with this Lease shall be in writing and shall be treated as properly served if it complies with the provisions of section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962). Arbitration Where this Lease provides for reference to arbitration then in the absence of any express contrary provision such reference shall be made in accordance with the Arbitration Act 1996 to a single arbitrator to be agreed upon by the parties or in the absence of agreement appointed by the President of The Royal Institution of Chartered Surveyors (or by any person authorised to act on his behalf) or if no such person shall be available and able then •

by such officer of such professional body of surveyors as the Landlord shall reasonably designate. 1oExclusion of easements and other matters The Tenant shall not be or become entitled to any easement or other right for the benefit of the Premises save as set out in Schedule 2. • 11Third party rights A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Provisions relating to the Common Parts The Landlord shall be entitled to: alter stop up renew replace divert carry out works to or use the Retained Parts (including the Common Parts) or any part of them and to temporarily obstruct the Common Parts whilst doing so; and 12.1.2 temporarily close all or any part of the Common Parts for the purpose of repairing renovating cleansing and maintaining the same, provided that in each case reasonable access to the Premises is available and the Tenant may reasonably use and enjoy the Premises. t The Landlord may in the interests of the security of the Building require any persons using the Building to identify themselves and to identify the person in the Building whom they are visiting and to keep records of their arrival and departure times, and for this purpose the Landlord may prevent persons entering the Building or removing items from the Building unless the Landlord is reasonably satisfied as to their identity and purpose, and the Landlord may require the tenant or occupier of the Premises to escort visitors between any security or reception desk and the Premises. Break clause This Lease may be determined on the Termination Date by the Tenant serving at least nine months' prior written notice on the Landlord (which notice shall be irrevocable). This Lease shall only determine as a result of notice served by the Tenant under clause 13.1 if: the Tenant gives up the Premises free from any third party occupiers and/or third party rights of occupation (save in respect of any wayleave agreements) on the Termination Date; and at the Termination Date the Tenant has paid the rents reserved under this Lease (whether demanded or not), save for any sums in respect of a bona fide service charge dispute. 13.3Termination of this Lease shall be without prejudice to the Landlord's or the Tenant's rights against the other for any prior breach of covenant. 44933320 .2

Time is of the essence in relation to the date and periods referred to in clause 13.1. On the Termination Date the Tenant shall deliver to the Landlord the original of this Lease. The Landlord may (either before or after the Termination Date) waive compliance with all or any of the obligations in clause 13.2.1 or 13.2.2 by written notice to the Tenant but such waiver shall not release the Tenant from any liability for breach of such obligations. Following the service of a valid notice pursuant to clause 13.1 the payment of the rents and other sums (and any VAT in respect of them) due from the Tenant on the rent payment date immediately preceding the Termination Date shall be the proportion, calculated on a daily basis, in respect of the period starting on that rent payment date and ending on the Termination Date. Within 10 Working Days after the Termination Date the Landlord shall refund to the Tenant the proportion of the rents and other sums (and any VAT paid in respect of them) (if any) actually paid by the Tenant for the period from and excluding the Termination Date up to and excluding the next rent payment date, calculated on a daily basis. New tenancy under 1996 Act 0 This Lease is a new tenancy for the purposes of the 1995 Act. Bishopsgate Trustees Limitation of Liability The parties to this lease acknowledge and agree that each of Bishopsgate Long Term Property Fund Nominees No 1 Limited and Bishopsgate Long Term Property Fund Nominees No 2 Limited (the "Nominees") is entering into this lease in its capacity as a nominee of the Beneficial Owner and with the intention of binding the net assets held by them pursuant to respective declarations of trust dated 24 January 2014 and made between each Nominee and the Bishopsgate Trustee acting in its capacity as trustee of the Beneficial Owner (in this clause, such assets being the "Trust Assets"). The aggregate of all liabilities of each of the Nominees pursuant to this lease at all times and for all purposes extend only to the Trust Assets which are in the possession or under the control of the Nominees in their respective capacities as a nominee of the Beneficial Owner. In no circumstances shall any liability attach to or be enforced or enforceable against the assets of the Nominees (whether held as trustee of any other trust or in their respective personal capacities or in any other capacity) other than assets which comprise Trust Assets. All representations, warranties, undertakings, obligations and covenants in this lease are made, given, owed or agreed by or in relation to the Trust Assets and in the Nominees' respective capacities as nominees of the Beneficial Owner and shall not be construed to be made, given, owed or agreed by or in relation to the Nominees as trustee of any other trust or in their personal capacity or in any other capacity or in relation to any other assets. • The Tenant acknowledges that: c references in this Lease to the Nominees are references to the each Nominee in its capacity as nominee of the Beneficial Owner and references to actions in such capacity only and not to any corporate or other capacity.

IN WITNESS WHEREOF this Lease has been executed and delivered as a deed on the date first above written 0 • • )

EXECUTED as a DEED on behalf of BISHOPSGATE LONG TERM PROPERTY FUND NOMINEES NO. 1 LIMITED, a company incorporated in Jersey, by Dominic Hebert Authorised Signatory and Simon Kelly being persons who, in accordance with the laws of that territory, are acting under the authority of the company ' -··V····'··l·l··t·<·····.··················. ············ Authorised Signatory EXECUTED as a DEED on behalf of BISHOPSGATE LONG TERM PROPERTY FUND NOMINEES NO. 2 LIMITED, a company '" Authorised Signatory ) 0 ··············· incorporated in Jersey, by Dominic Hebert ...!................ ............• and Simon Kelly ) Authorised Signatory ) being persons who, in) accordance with the laws of) that territory, are acting) under the authority of the)t company) )

SCHEDULE 1 The Premises Fifth floor premises forming part of the Building as shown edged red on the Plan and including: any landlord's fixtures and fittings therein; any alterations or additions made thereto; any Plant; the plaster and any other finishes on the inner sides of the walls bounding the Premises and on all faces of every load bearing wall or pillar wholly within the Premises; all floors screeds carpeting and other finishes on the floor immediately below the Premises (including any raised floor and the area beneath the raised floor); 6all ceilings and other finishes on the floor or roof slab immediately above the Premises (including any suspended ceiling but not the area above it); 0 all non-loadbearing walls within the Premises and one half in thickness of any non loadbearing walls bounding the Premises; the doors door frames and any fittings for them or any glass in them which either bound the Premises or are wholly within the Premises; any windows and their frames and fittings and glass which are wholly within the Premises But excluding: the walls bounding the Premises (save where one half in thickness of any non-loadbearing internal walls is included above) and all loadbearing walls or pillars within the Premises; any structural floor slabs beneath or above or any part of the roof above the Premises; all items in the nature of Plant which are not intended to exclusively serve the Premises including any such items in the nature of Plant situated above the suspended ceilings any windows and their frames and glass in them which bound the external walls of Premises

SCHEDULE2 Rights granted • Use of Common Parts the right to use the Common Parts for the purposes for which they were designed PROVIDED THAT this right shall be exercisable 24 hours a day every day but on the basis that if the Tenant uses the Common Parts outside of the Normal Operating Hours then the Service Charge (as defined in Schedule 8) shall be adjusted to take account of any additional expenditure incurred by the Landlord as a result of such use; Use of Items in nature of Plant the right to connect to and use any items in the nature of Plant from time to time serving the Premises or provided for the benefit of the Premises; Support 0 1.3a right to support as currently enjoyed by the Premises from the remainder of the Building. The following rights which are exclusive to the Tenant: Air Conditioning Plant the right subject to having the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and subject to there being in the Landlord's reasonable opinion adequate space available having regard to the requirements for space to be available both then and in the future for other occupiers of the Building) to install an air conditioning condenser unit on the roof of the Building in an area designated by the Landlord together with rights to connect such unit to the Premises and the right to access the roof in order to maintain and repair such unit and the unit already existing subject alwaysI to a right for the Landlord (at its cost) to temporarily relocate any unit at any time on giving reasonable written notice to the Tenant. Telecommunications Plant the right subject to having the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) to install telecommunications Plant on the roof of the Building in an area designated by the Landlord and/or to install telecommunications cabling in the risers, ducting or other conduits within the Building and to connect such Plant to the Premises subject to there being in the Landlord's reasonable opinion adequate space available having regard to the requirements for space to be available both then and in the future for other occupiers of the Building and subject to a right for the Landlord to require the Tenant to relocate such Plant and/or cabling at its own cost at any time on three months written notice. Car Parking Space the right to park two cars in the Car Park in such spaces as the Landlord (acting reasonably) from time to time nominates. •

SCHEDULE3 Rights reserved The right for the Landlord (and those at any time authorised by it or otherwise entitled): Adjoining Premises To build on redevelop refurbish refit repair alter raise the height of or carry out any other works on and to use for any purpose any adjacent or nearby land or buildings (including other parts of the Building) provided that it does not materially interfere with the access of light and air to the Premises or any other amenity from time to time used or enjoyed by the Premises or cause any nuisance damage annoyance or inconvenience by noise dust vibration or otherwise. Use of Plant To inspect repair renew clean maintain alter remove connect to and use all items in the nature of Plant which are at the date of this Lease within the Premises and which serve or are intended to serve the Premises and other property (or solely other property). Entry Having given not less than 48 hours' prior notice in writing (save in emergency) and at reasonable times to enter upon the Premises with or without tools and equipment for the purpose of: 3.1exercising any of the rights granted or reserved to the Landlord in this Lease and on the terms set out in this Lease or complying with any of the Landlord's obligations in this Lease or with any Law; • in each case the person entering causing as little damage and inconvenience as reasonably practicable and making good any damage caused to the Premises 4Support All rights of support currently enjoyed by the remainder of the Building from the Premises. • 44933320 .2

SCHEDULE4 Title matters • • <I 44933320 .2 •

SCHEDULE 5

Tenant's covenants

1 **Rents**

1.1 To pay the Rent, the Insurance Rent and any other sums at the times and in the manner required by this Lease and without any deduction (save where required by Law) abatement counterclaim or set-off and (in the case of Rent) by standing order if the Landlord so requests.

1.2 If the Landlord (acting reasonably) refuses to accept any Rent or other sums payable under this Lease because an event referred to in clause 5 has occurred and the Landlord does not wish to waive its rights under that clause then that unpaid Rent or other sum shall bear interest under paragraph 6 of this Schedule until the date such Rent or other sum is accepted.

2 **Cost of common structures**

To pay within ten Working Days of receipt of a written demand a sum equal to a fair proportion to be reasonably determined by the Landlord of any expenditure payable by the Landlord in respect of repairing maintaining renewing cleaning lighting or carrying out other works to anything the use of which is common to the Building and other premises (including by way of example only party walls fences sewers drains roads paths pavements and car parks) but only where such sum does not form part of the Service Charge.

3 **Outgoings**

3.1 To pay all existing and future rates taxes assessments impositions charges and outgoings assessed or imposed on or in respect of the Premises or any areas over which exclusive rights to use or occupy are granted by this Lease (whether assessed or imposed on the Landlord or the Tenant) except any Excepted Tax and if the Premises are not separately assessed at any time for any such matters the Tenant shall pay the Landlord on demand a fair and reasonable proportion of any assessment which includes the Premises.

4 **Utilities**

To pay for all gas electricity water telephone and other utilities and services used at the Premises and all standing or other charges for meters or other equipment and to pay a fair and proper proportion of any charges affecting the Premises and other premises as the Landlord may reasonably determine.

5 **V.A.T.**

5.1 In addition to the rents fees and other sums payable by the Tenant under this Lease to pay at such times as such rents fees and other sums fall due (and at such times as any other supplies are made (but, where the supply has been made by the Landlord, after receiving a valid VAT invoice duly addressed to the Tenant)) any Value Added Tax which is now or may become payable in respect of any such rents fees and other sums and supplies.

5.2 Any obligation to reimburse or pay the Landlord's costs fees or expenditure includes any Value Added Tax on those costs fees or expenditure unless and to the extent that the Landlord is able to obtain a credit for it from H M Revenue and Customs.

6 **Interest**

If any Rent or other sum (including Value Added Tax) payable by the Tenant to the Landlord under this Lease shall be due but unpaid after the due date (and in the case of the Rent whether it was demanded or not) to pay on written demand to the Landlord interest at the Interest Rate (which Interest Rate shall still apply after and despite any judgment of the

44933320.2

Court) on such sums from the due date until payment provided that this paragraph shall not prejudice any other right or remedy of the Landlord in respect of such sums.

7 **Repair**

7.1 To repair the Premises and to keep them in good and substantial repair and condition and properly maintained (damage by an Insured Risk or Terrorist Damage excepted unless and to the extent that any insurance money is irrecoverable by reason of any act neglect or default of the Tenant or any undertenant occupier invitee or person under its or their control) and (as and when necessary) to replace any of the Landlord's fixtures and fittings which may be or become beyond economic repair with new ones which are of similar type quality and value.

7.2 To keep all Plant and any Tenant's plant and equipment in good working order and condition clear unobstructed and properly maintained and serviced and (for these purposes) to renew and replace all working and other parts as and when necessary and to ensure (by directions to the Tenant's employees and otherwise) that such items are properly operated.

8 **Decoration and other treatment**

8.1 To redecorate the Premises in the last three months of the Term (however determined) preparing and painting those parts previously or usually painted with at least two coats of good and suitable paint and papering with suitable paper the respective parts of the Premises previously or usually painted or papered

8.2 Any redecoration in the last three months of the Term shall be carried out with colours paper and materials approved by the Landlord (such approval not to be unreasonably withheld or delayed).

8.3 As often as may be necessary to wash down clean repaint and make good in an appropriate manner all materials surfaces and finishes of the Premises including all wood plastic metal tiling brickwork concrete cement work and stonework not requiring painting or papering.

8.4 To keep the Premises in a clean and tidy condition and at least once every month to clean the interior sides of all windows and window frames which bound the external walls of Premises and both sides of any interior windows and window frames and all other glass in the Premises.

9 **Other obligations with regard to Plant and other installations**

9.1 To take all necessary steps and precautions against damage to the Premises or any other premises by reason of bursting overflowing or overloading of any Plant or the discharge of any substance or emission into any Plant or elsewhere which may obstruct damage pollute or contaminate such Plant or any connected plant or equipment or any other medium into which such substance or emission passes.

9.2 Not to interfere in any way with any items in the nature of Plant not exclusively serving the Premises.

9.3 Not to overload any Plant or the floors or structure of the Premises.

9.4 Not to install or use in or upon the Premises any machinery or apparatus which causes noise or vibration which can be heard or felt outside the Premises.

10 **Delivery up on determination**

10.1 At the end of the Term (however determined and including any surrender of this Lease):

10.1.1 to give up the Premises with vacant possession duly repaired decorated and otherwise delivered in accordance with the provisions of this Lease and to

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deliver any keys access cards any Health and Safety File and other such items to the Landlord; to remove any Tenants fixtures fittings furniture equipment goods and refuse and if the Tenant leaves any such items in the Premises for more than 14 days after the end of the Term the Landlord may treat them as having been abandoned and may remove store destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord on demand the proper cost of this with interest at the Interest Rate from the date of demand to the date of payment and shall indemnify the Landlord against any resulting liability; to make good any damage caused by removal of the items referred to in paragraph 10.1.2 above and to redecorate the Premises in accordance with paragraph 8 of this Schedule; (unless the Landlord otherwise requires by giving notice in writing not less than 3 months prior to the end of the Term) to: remove all alterations and additions made to the Premises (and any other parts of the Building) and any moulding sign or wording of the name or business of the Tenant or .other occupiers on the Premises (and any other parts of the Building) made at any time during the Term (or pursuant to any agreement for lease made or period of occupation had before the start of the Term); • involves that such disconnection is carried out properly and safely and that such Plant is suitably sealed off or capped), and • 10.1.5 to replace any of the Landlord's fixtures and fittings which shall be missing broken damaged beyond economic repair or destroyed with new ones of similar kind quality and value. Compliance with statutory requirements, etc. To comply with the requirements of any Law as to the use of or the carrying out of works on or otherwise concerning the Premises and/or any substance or article on them Not to do or omit to be done in or near the Premises any act or thing by reason of which the Landlord may under any Law incur or have imposed upon it or become liable to pay any penalty compensation costs charges or expenses. To notify the Landlord as soon as reasonably practicable on becoming aware of any damage to or destruction of the Premises or any defect or want of repair in the Premises (including any defect within the meaning of Section 4 of the Defective Premises Act 1972) which the Landlord may be liable to repair under common law or by virtue of any Law. Repair etc on notice To make good with all practical speed (commencing work within two months of receipt of notice or sooner if necessary and then proceeding diligently) any defect in the repair decoration or treatment of the Premises or any failure to carry out other works in each case for which the Tenant is liable under this Lease and of which the Landlord has given written notice to the Tenant.

If the Tenant shall not comply with paragraph 12.1 to allow the Landlord to enter the Premises and make good such defects or failures and to repay to the Landlord on demand as a debt the cost incurred by the Landlord in doing so. • Not to erect any new buildings or structures or make any alterations changes or additions to or carry out any other works to the structure (including roofs foundations and other load bearing parts) or the exterior of the Premises or unite the Premises with any adjoining premises save that the Tenant may make minor fixings to the internal structure for services conduits or other items with Landlord's consent (not to be unreasonably withheld or delayed) and subject (where applicable) to paragraph 13.3. Unless paragraph 13.4 applies not to make any other alterations changes or additions to the Premises (including any alterations or additions to the Plant) nor to undertake any works at the Premises which would be classed as a Notifiable Project without Landlord's consent (not to be unreasonably withheld or delayed) and subject (where applicable) to paragraph 13.3. Not to make any alterations additions or connections to any services installations at or serving the Premises save in accordance with standards prescribed by any relevant body or supply authority (for example the Institution of Electrical Engineers) and to obtain any0 necessary approvals (including Landlord's approval, not to be unreasonably withheld or delayed) to connect any Plant to the Landlord's or the relevant authority's own plant or installations. The Tenant may without the Landlord's consent (where such partitioning will not adversely affect the operation of air-conditioning or other Plant at the Premises or the Building) erect and remove non-structural demountable partitioning within the Premises provided that written details records drawings and such other information as the Landlord reasonably requires are supplied to the Landlord prior to the carrying out of such works. If the air conditioning or other Plant or any area which forms part of a fire escape route is to be affected then paragraph 13.2 shall apply. Signs Not without Landlord's consent to place or display outside the Premises or inside the Premises so as to be visible from outside any poster notice advertisement name or sign except the name and business of the Tenant and any permitted occupiers displayed at the entrance to the Premises in a size style and position and with a manner of affixing in each case approved by the Landlord (such approval not be unreasonably withheld or delayed) and the Tenant shall obtain and comply with necessary planning consents. Entry by Landlords To permit the Landlord on reasonable prior written notice (except in emergency when no notice need be given) to enter the Premises for the purpose of: viewing measuring or recording the condition of the Premises; 15.1.2 15.1.3 for any other purpose reasonably connected with the interest of the Landlord in the Premises or the Building and/or any adjoining or nearby premises including valuing or disposing of any interest of the Landlord; and/or ' To permit the Landlord to fix on the exterior of the Premises a notice or board indicating the Premises are available for sale or (in the last six months of the Term) for letting (provided that such notices and boards shall cause as little inconvenience to the Tenant or its business as reasonably practicable and shall not obstruct Tenant signage) and to permit persons authorised by the Landlord to inspect the Premises for such purpose the persons exercising such right complying with the reasonable requirements of the Tenant (whether as to security or otherwise) whilst in the Premises.

16 **Provisions applicable to any Tenants works**

16.1 The following provisions shall apply (in addition to any other relevant provisions of this schedule) to any repair decoration alterations reinstatement or other works to be carried out by or on behalf of or permitted by the Tenant and which are referred to in this schedule:

16.1.1 they shall be carried out in a good and workmanlike manner with all reasonable speed;

16.1.2 the Tenant's obligations to repair decorate reinstate or carry out any other works under this schedule 5 shall not apply to the extent that the Premises have been damaged or destroyed by any Insured Risk save in so far as payment of the insurance monies shall be withheld by reason of any act neglect or default of the Tenant or any undertenant occupier invitee or person under its or their control;

16.1.3 if the CDM Regulations apply to any works carried out at the Premises after the date hereof the Tenant shall comply or shall procure compliance with the CDM Regulations, shall act as the only client in respect of those works, shall serve a written election to that effect on the Health and Safety Executive and shall supply a copy of that election and any response to it to the Landlord;

16.1.4 where applicable the Tenant shall supply as-built drawings of any works to the Landlord promptly following completion of such works;

16.1.5 any damage caused by any such works to the Premises or to any adjacent premises shall be made good forthwith to the reasonable satisfaction of the Landlord;

16.1.6 the Landlord shall have no liability as a result of any approval given to or any inspection made of any drawings or specifications for or any works carried out at the Premises nor shall any such approval or inspection relieve the Tenant of any of its obligations in this Lease;

16.1.7 in relation to any works carried out at the Premises after the date hereof which constitute a Notifiable Project, the Tenant will appoint a CDM co-ordinator (as defined in the CDM Regulations) in accordance with the CDM Regulations and shall ensure that the CDM co-ordinator notifies the Health and Safety Executive in accordance with the CDM Regulations and the Tenant shall provide to the Landlord a copy of that notification and of the Health and Safety Executive's response to it;

16.1.8 the Tenant shall supply to the Landlord all information reasonably necessary in relation to the works in order to enable the Landlord to revise and otherwise review and update the Health and Safety File as often as may be appropriate to incorporate any relevant new information in accordance with the CDM Regulations and the Tenant shall revise and otherwise review and update the copy Health and Safety File held at the Premises in accordance with the Landlord's reasonable instructions;

16.1.9 the Tenant shall indemnify the Landlord against any reasonable and proper costs claims or liabilities the Landlord may reasonably and properly incur arising from or in connection with the carrying out of any such works or their reinstatement at the end of the Term to include (without limitation) the costs reasonably and properly incurred by the Landlord in connection with the keeping, revising and otherwise reviewing and updating of the Health and Safety File.

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Restrictions on alienation Not to assign charge underlet part with or share possession or occupation of the whole or any part of the Premises nor hold the Premises on trust for any person nor agree to do any such things save to the extent permitted under this paragraph 17 and not to pass the economic benefits and burdens of this Lease or any underlease howsoever remote by way of a virtual assignment or any similar concept or arrangement. (Assignment) Not to assign the whole of the Premises without Landlord's consent (not to be unreasonably withheld or delayed) but the Landlord and Tenant agree for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 (without limiting the Landlord's ability to withhold consent where it is otherwise reasonable to do so or to impose other reasonable conditions) that: the Tenant shall not be entitled to assign the whole of the Premises if any one or more of the following circumstances apply: 17.2.1.1 17.2.1.2 17.2.1.3 17.2.1.4 where the proposed assignee is a Group Company of lesser financial standing than the Tenant (together with any0 guarantor) as at the time of the assignment; or if the Landlord reasonably determines that the proposed assignee is not of sufficient standing to enable it to comply with the covenants on the part of the Tenant contained or referred to in this Lease; or the proposed assignee enjoys diplomatic or state immunity: or if the assignee is either an individual or individuals domiciled in or a company registered outside the United Kingdom and in a country with whom there is no treaty or arrangement recognised by the High Court of Justice for the reciprocal enforcement of judgments for the purposes of the Civil Jurisdiction and Judgments Act 1982; 17.2.2 the Tenant shall not be entitled to assign the whole of the Premises unless the following conditions are satisfied: 17.2.2.1 17.2.2.2 17.2.2.3 17.2.2.4 if required by the Landlord (acting reasonably) the assignor (and any former Tenant who because of section 11 of the 1995 Act has not been released from the tenant's covenants in this Lease) enters into an authorised guarantee agreement in the form of Schedule 9 with such amendments as the Landlord may reasonably require: that any other means of security for the Tenant's obligations under this Lease of which the Landlord has the benefit immediately before the assignment is continued or renewed in respect of the assignor's liability under any authorised guarantee agreement; c that the Rent is paid before completion of the proposed assignment:

(Underlettings)

17.3 Not to underlet the whole or part of the Premises without Landlord's consent (not to be unreasonably withheld or delayed) and only by deed and in any event:

17.3.1 not to take any premium or fine for the grant of any underlease nor to underlet otherwise than at the open market rent reasonably obtainable;

17.3.2 any rent free period or other inducements given to the undertenant shall be no greater than is usual in the market at the time;

17.3.3 upon every underlease (if so required by the Landlord) to procure that the intending undertenant shall join in the licence to underlet to give a direct covenant to the Landlord to observe and perform the undertenant's covenants in the underlease for the period of its liability as tenant;

17.3.4 upon every underlease (if reasonably required by the Landlord) the Tenant shall procure that a guarantor of the proposed undertenant reasonably satisfactory to the Landlord joins in the licence to underlet to give a direct covenant to the Landlord that the undertenant will observe and perform the undertenant's covenants in the underlease for the period of its liability under the underlease or any authorised guarantee agreement;

17.3.5 the form of the underlease shall prohibit any further underletting and shall be in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed where the terms of the underlease are materially consistent with the terms of this Lease);

17.3.6 not to allow any person deriving title from or under the Tenant (however remotely) to assign underlet part with or share possession or occupation charge or hold on trust the Premises or any part of them or agree to do any such things save by an assignment of the whole of the underlet premises with Landlord's consent under this Lease (not to be unreasonably withheld but which may be reasonably withheld on the same terms as this Lease) or pursuant to paragraph 17.7;

17.3.7 to procure that no underlease or sub-underlease (however remote) shall be completed without the parties thereto having excluded the underlease or sub-underlease from the operation of Sections 24 to 28 (inclusive) of the 1954 Act and the Tenant shall supply to the Landlord a true copy of the notice and declaration with the true copy of the underlease or sub-underlease supplied pursuant to paragraph 19 below;

17.3.8 there being no more than two underlettings of the Premises subsisting at any one time and occupation by the Tenant shall count as one such underletting.

(Charging)

17.4 Not to charge part only of this Lease.

17.5 Not to charge the whole of this Lease without Landlord's consent (not to be unreasonably withheld or delayed).

(Sharing)

17.6 Not to part with or share the possession or occupation of the whole or any part of the Premises except pursuant to paragraph 17.7 or by way of a permitted assignment or permitted underletting (and not to allow any persons deriving title from the Tenant to do so).

44933320.2

When the Tenant or any permitted sub-tenant is a limited company they may share occupation of the whole or any part of the Premises with any Group Company of the Tenant or the permitted sub-tenant respectively provided that: no tenancy of the whole or any part of the Premises in favour of any such company is created; and upon such company ceasing to be a Group Company the occupation shall immediately cease or be documented in accordance with paragraph 17.3. (Rights) • Continuing obligations relating to underleases To enforce against any undertenant the provisions of any underlease and not to waive any such provisions or require or permit any rent payable under any underlease to be commuted or to be paid more than one quarter in advance or to be reduced. 0 Not to accept a surrender of part of any underlet premises. As soon as reasonably practicable after accepting a surrender of the whole of any underlet premises to notify the Landlord in writing . 18.4 • Notification of dealings Within one month after its completion to produce to the Landlord's solicitors every assignment transfer underlease charge or other document evidencing a devolution of the whole of the Premises paying a reasonable fee not being more than £20 plus Value Added Tax for each such registration and at the same time to provide the Landlord's solicitors with a true copy of such assignment transfer underlease charge or other document. To provide to the Landlord on reasonable demand particulars of all derivative interests affecting the Premises at the relevant time including details of rents, service charges and insurance charges payable under them and copies of relevant documents and the identity of all occupiers of the Premises. User c for any illegal purpose; or for any noisy or dangerous trade business or manufacture or as offices for a government agency or other authority involving the attendance of members of the public for the purpose of seeking employment or enrolling for or collecting any statutory social security health insurance or other benefit payment or applying for or collecting any licence passport certificate or similar document. Not to allow any person to reside or sleep on the Premises. Not to hold any sale by auction on the Premises.

20.4 Not to vacate the Premises for a period exceeding 28 consecutive days without notifying the Landlord and complying with such security requirements as the Landlord and the insurers reasonably require and at all times during the Term to keep the Landlord and the local police notified of at least two persons with keys or other access to the Premises.

20.5 Not to play or use any musical instrument loudspeaker tape recorder gramophone wireless television set or any other equipment which reproduces sound in the Premises so that it can be heard outside the Premises.

20.6 Not to keep any animal fish reptile or bird in the Premises and to take all practicable steps to keep the Premises clear of rats mice and any other animals pests or vermin.

20.7 Not to cook or heat any food in the Premises (other than making hot drinks) provided that the Tenant may heat food in the designated kitchen areas provided that no smells are produced which shall be a legal nuisance or which causes damage grievance annoyance or inconvenience to other tenants of the Building or to the tenants owners or occupiers of neighbouring adjoining or adjacent premises.

20.8 Not to erect partitioning in front of windows in the Premises so as to create an untidy appearance and to maintain any blinds or other coverings or items in windows in good order and appearance.

20.9 To keep the Premises equipped with equipment for detecting and fighting fire and fire alarm and other security equipment as may be required by the insurers or the fire officer and to keep such equipment properly inspected and maintained.

20.10 To observe and perform any reasonable regulations from time to time made by the Landlord for the management operation and use of the Building or any part of it Provided Always that such regulations:

20.10.1 are reasonable and proper;

20.10.2 are notified in writing to the Tenant; and

20.10.3 are of uniform application to all occupiers of the Building;

Provided Further that in the event of any conflict between the regulations and this Lease then the provisions of this Lease shall prevail.

20.11 Not to place anything outside the Property or cause the Common Parts or any area adjacent to the Premises to be untidy.

21 **Nuisance**

21.1 Not to do anything upon the Premises which is or may become an actionable nuisance or cause damage to the Landlord or to the owner tenant or occupier of any nearby premises.

21.2 Not to knowingly do anything which may interfere with television radio telephone electrical or other reception or transmission or communications nearby.

22 **Planning and other notices**

22.1 To supply the Landlord with a copy of any application consent notice order or proposal for such matters affecting the Premises served on the Tenant by any competent authority (or received by the Tenant from any undertenant or other person) as soon as reasonably practicable after it is received by the Tenant and promptly to take all reasonable or necessary steps to comply with (or such other action as the Landlord may reasonably require in respect of) any such matters.

22.2 At the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such matters affecting the

44933320.2

Premises as the Landlord shall reasonably require save where to do so would be contrary to the business interests of the Tenant any undertenant or other lawful occupier. Planning controls Not to commit any breach of planning Law and to comply with all requirements under planning Law which affect the Premises. Not without Landlord's consent to make any application for planning permission affecting the Premises and not without such consent to implement any such permission (such consent in each case not to be unreasonably withheld or delayed). Not to serve any notice relevant to the Premises on any planning authority or any other relevant authority without Landlord's consent (such consent not to be unreasonably withheld or delayed). Not to enter into any agreement affecting the Premises with any planning authority or other relevant authority without Landlord's consent (such consent not to be unreasonably withheld or delayed). Unless the Landlord otherwise directs to complete before the expiry of the Term any development begun on the Premises and any work specified as having to be carried out by a date after the expiry of the Term in a planning permission or in an agreement with the planning or any other authority entered into as a condition to obtaining planning permission. • Save where consequent upon any permitted alterations or signage to preserve so far as the Tenant is able any rights of light air and other easements enjoyed by the Premises and to prevent anyone acquiring any right of light or other easement over the Premises and in each case to notify the Landlord of any claim or attempted claim in respect of any such right or easement made by any person and to afford to the Landlord such facilities and assistance as the Landlord (at its cost) may reasonably require in respect of any such matters. Costs of licences To pay the reasonable and proper costs and expenses (including legal and surveyor's fees) of the Landlord and of any superior landlords resulting from all applications by the Tenant for any consent of the Landlord (or any superior landlords) required by this Lease (including costs and expenses incurred in cases where consent is reasonably refused or the application is withdrawn) . Other costs • the preparation and service of any schedules of dilapidations either before or within 6 months of the end of the Term but relating in all cases only to dilapidations which occurred prior to the expiry of the Term; • any breach of any of the Tenant's covenants and obligations in this Lease. • 44933320 .2 I

Title matters To observe and perform the Title Matters insofar as the same are still subsisting and capable of taking effect in respect of the Premises. Substitute guarantors To notify the Landlord in writing within ten Working Days if any of the events set out in clause 5.1.3, 5.1.4, 5.1.5 or 5.1.6 of this Lease occur in relation to any guarantor of the Tenant's obligations in this Lease and if the Landlord (acting reasonably) so requires the Tenant shall at its own expense within twenty Working Days of such requirement procure that a substitute guarantor reasonably acceptable to the Landlord shall execute a guarantee in the same form as the guarantee given by the substituted guarantor with such amendments as the Landlord may reasonably require. Release of Landlord Not to unreasonably withhold or delay consent to an application by the Landlord pursuant to the 1995 Act following a transfer by it of the reversion to this Lease for the release of the Landlord from its covenants contained in this Lease. 0 30The Health and Safety File The Tenant shall throughout the term: 30.1 • keep a copy of the Health and Safety file available at the Premises for inspection (at any reasonable time upon the giving of prior notice) by the Landlord, its surveyors and any other party with any interest in the Premises or any part of them and will allow such parties to enter the Premises after reasonable prior notice for such an inspection; • use reasonable endeavours to obtain royalty-free, irrevocable, non-exclusive and transferable copyright licences in favour of the Landlord in relation to all drawings, specifications and other copyright material supplied to the Landlord in accordance with paragraph 30.2 of this Schedule 5 for inclusion in the Health and Safety File; deliver the copy Health and Safety File to the Landlord on the expiry of the Term; and on any assignment or underletting of the whole of the Premises, deliver the copy Health and Safety File to the Tenant's assignee or undertenant. Energy Performance Certificate To cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an energy performance certificate and recommendation report in respect of the whole or any part or parts of the Premises and/or the Building including without limitation providing the Landlord with access to the Premises and/or the Building and copies of any plans data documents or other information held by or under the control of the Tenant that would assist in obtaining an energy performance certificate. To permit the Landlord on reasonable notice to enter the Premises with or without any energy assessor to inspect the Premises for the purposes of preparing an energy performance certificate and/or recommendation report for the Premises or Building. The Tenant shall not commission an energy performance certificate for the Premises without the Landlord's consent such consent not to be unreasonably withheld save that no consent shall be required where the Tenant is under a statutory duty to provide an energy performance certificate to a third party. The Tenant shall supply a copy of any energy performance certificate and associated recommendation report and reference number commissioned by the Tenant in respect of the whole or any part or parts of the Premises and/or the Building within one month of receipt of it by the Tenant. If the Tenant does anything which invalidates a valid energy performance certificate for the Premises and/or the Building the Tenant will if required to do so by the Landlord obtain a new energy performance certificate for the Premises and/or the Building (as appropriate) or reimburse to the Landlord the proper costs incurred in obtaining one. 0 c

SCHEDULES Landlord's Covenants Quiet enjoyment The Tenant may enjoy the Premises peaceably during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord (or by title paramount). 2Landlord's Right of Entry If the Landlord shall exercise any of the rights of entry onto the Premises conferred by this Lease then in relation to any such entry: 2.1it shall make good all damage occasioned to the Premises or to the Tenant's fixtures and fittings and chattels and it shall cause as little inconvenience as reasonably possible; 2.2save where entry is required to remedy a breach of Tenant's covenants it shall consider all reasonable alternatives not involving any materially greater cost and shall consult with the 0Tenant; 2.3it shall ensure so far as reasonably practicable that such rights of entry are exercised outside normal business hours. • •

SCHEDULE 7 Insurance Provisions • (Subject to the Tenant complying with paragraph 3.2) the Landlord shall insure: the Building in its full reinstatement value (including the full cost of demolition site clearance the provision of temporary support all necessary professional fees in connection with such works and Value Added Tax thereon); and a sum to cover three years (or such longer period as the Landlord may reasonably require) loss of Rent; against the Insured Risks provided that the Landlord shall only be obliged to insure under this paragraph 1.1 to the extent that insurance is available with a reputable insurer in the London insurance market. The Landlord may (but shall not be obliged to) take out third party and public liability insurance and any other relevant insurances in respect of the Building including any Plant0 and including insurance against liability under the Defective Premises Act 1972 and any other relevant Law. To the extent that any excess exclusion or limitation in any policy applies or the Tenant fails to comply with paragraph 3.2 or insurance is not available on the London insurance market with a reputable insurer then any risk which would otherwise be an Insured Risk but which is not actually covered shall not be an Insured Risk. Where the Landlord is an insurance company it may self-insure and will be deemed to do so on its normal terms and at its normal commercial rates. The Landlord shall not be obliged to account to the Tenant for any commission or other benefit obtained by the Landlord for placing any insurance policies, referred to in this paragraph 1. The Landlord shall use reasonable endeavours to procure that: the insurers waive any rights of subrogation against the Tenant and any other lawful occupier of the Premises; the insurance policy contains a non-invalidation clause. The Landlord shall provide (but not more than once in any 12 month period) upon written request from the Tenant, a copy of the existing insurance policy and reasonable evidence that such policy is in force. 2Reinstatement Subject to obtaining all planning and other necessary consents in a satisfactory form which the Landlord shall use all reasonable endeavours to obtain as soon as possible (and to receiving the insurance monies referred to in paragraph 1.1(a) (making up any shortfall out of its own monies) and any monies due under paragraph 3.3) the Landlord shall make good the relevant damage or destruction caused by an Insured Risk (but not so as to provide accommodation identical in layout appearance design or construction if it would not be reasonably practicable or appropriate to do so) provided that the Landlord shall not be obliged to make good if such making good is rendered impossible by causes beyond the Landlord's reasonable control.

Tenant's insurance covenants To pay to the Landlord within ten Working Days of written demand (which may be in reasonable advance of the premiums falling due) the Insurance Rent. Not (by act or omission) to do anything which may invalidate any insurance policies effected by the Landlord or a superior landlord or to render any insurance monies irrecoverable or to increase the premium for them nor to maintain any insurance against any Insured Risks in respect of the Premises or the Building. To pay to the Landlord within ten working days of demand any insurance monies either refused by reason of any breach of paragraph 3.2 or required to be paid by way of increased premium as a result of the Tenant's occupation of the Premises and all costs loss or damage suffered by the Landlord by reason of any breach of paragraph 3.2. To pay within ten Working Days of demand following a claim which relates to the Premises a fair proportion of any excess under any policy of insurance referred to in paragraph 1 above. 3.5 0 To notify the Landlord in writing promptly of any damage to or destruction of the Premises or other event likely to lead to a claim on the Landlord's insurance relating to the Premises. 3.6To give to the Landlord written details of any alterations or works which are proposed to be carried out at the Premises before such works are commenced. • Suspension of Rent If the whole or any part of the Premises or any access thereto is destroyed or damaged by an Insured Risk so that the Premises are unfit for use or occupation or without essential services then (unless and to the extent that any insurance money is irrecoverable by reason of any act or default of the Tenant or any undertenant or its or their servants or agents and the Tenant has not made good the shortfall) the Rent and Insurance Rent and Service Charge or a fair proportion of them according to the nature and extent of the damage shall be suspended until the Premises or such access are again fit for use and occupation or (if earlier) until the period of loss of Rent insurance cover expires. Termination If any damage or destruction of the Premises or any access thereto by an Insured Risk has not been made good so as to make the Premises or such access fit for occupation and use by the date when the loss of Rent insurance cover expires then either the Landlord or (unless any insurance money is irrecoverable by reason of any act or default of the Tenant or any undertenant, invitee or licencee of the Tenant) the Tenant may by written notice served at any time (but before such making good occurs) determine this Lease without prejudice to any rights and remedies any party may have against the other and all insurance proceeds shall belong to the Landlord and the Landlord will reimburse the Tenant any monies paid in advance and attributable to the period follow ing the date of such termination . 6Disputes Any dispute under paragraphs 4 and 5 shall be determined by an arbitrator who shall be appointed and who shall act in accordance with clause 9 of this Lease. 7Terrorism 7.1In this paragraph 7 "Terrorist Damage" means that the Premises have been destroyed or damaged by terrorist action and such risk is not fully insured or is subject to some special 44933320.2 limitation excess or exclusion such that the full cost of reinstatement and rebuilding (save for any normal excess) is not recoverable by the Landlord under the insurance policies for the Premises. If there is Terrorist Damage then: Premises shall be deemed to have been damaged by Insured Risks; and• 7.2.1 for the purpose of the repairing clauses and rent cesser under this Lease the within nine months of the damage or destruction in question the Landlord shall give written notice to the Tenant ("Election Notice") stating whether or not it proposes to rebuild or reinstate the Premises; if the Election Notice states that the Landlord does propose to rebuild or reinstate the Premises then for all the purposes of this Lease the Terrorist Damage shall be deemed to have been damage by Insured Risks in respect of which the full insurance monies are recoverable by the Landlord under the insurance policies; if the Election Notice states that the Landlord does not propose to rebuild or reinstate the Premises or if no Election Notice is served strictly within the0 period of nine months referred to in paragraph 7.2.2 then this Lease will determine with immediate effect; if the Lease is determined under paragraph 7.2.4 the Tenant shall be permitted a reasonable time not exceeding one month to remove from the Premises any fixtures fittings or equipment belonging to it and shall not be required to reinstate any alterations or additions made by it nor to yield up the Premises in the state of repair and decoration which would (but for the Terrorist Damage) be required by this Lease. c 44933320.2

SCHEDULES Service Charge Provisions PART1 Definitions and Interpretation In this Schedule 8 and in this Lease the following definitions apply: "Service Costs" means the costs and expenses specified in Part 4 of this Schedule excluding the costs and expenses specified in Part 7 of this Schedule; "Service Charge Budget" means a budget setting out the estimated Service Costs and estimated Service Charge to be incurred and payable in a Service Charge Period; "Service Charge Period" means the period of twelve months from 1 January to 31 December in each year or such other period as the Landlord may from time to time designate; "Standard Services" means the services and heads of charge listed in Part 2 of this Schedule as may from time to time be varied pursuant to the terms of this Schedule; "Additional Services" means the services and heads of charge listed in Part 3 of this Schedule as may from to time be varied pursuant to the terms of this Schedule; "Service Charge" means that part of the Service Costs in any Service Charge Period payable by the Tenant and which shall be a fair and proper proportion of the Service Costs determined by the Landlord acting reasonably and which shall normally be based primarily on the proportion which the net internal area of the Premises bears to the net internal area of those parts of the Building intended for letting at the relevant time (but which may take account of other relevant factors where this is consistent with the principles of good estate management) but including a fair proportion of the service costs determined by the Landlord acting reasonably for providing any Services in relation to the Car Park; "Services" means the Standard Services and the Additional Services. PART2 Standard Services and Heads of Charge Repair and operation of the Building The repair decoration cleaning lighting maintenance inspection testing operation and (where beyond economic repair) replacement renewal or rebuilding of the Retained Parts (including any items in the nature of Plant within or serving the Retained Parts of the Building). The provision and operation of refuse collection storage and disposal facilities for the Building. Compliance with any Law and with requirements or reasonable recommendations of insurers in relation to the use occupation and enjoyment of the Building (other than those areas intended for letting). The payment of any rates taxes assessments impositions charges and outgoings assessed or imposed on or in respect of the Retained Parts (except any Excepted Tax). Cleaning the outside of the windows of the Building. Heating and Cooling The provision of adequate heating and ventilation to the Common Parts.

The provision of adequate air conditioning to the Common Parts.• Lifts The operation of any passenger and service lifts in the Retained Parts. Toilets The provision of hot and cold water and all proper equipment and other requisites in any kitchens and toilets in the Retained Parts (if any). Fire Fighting and Security The provision of : fire alarms fire prevention fire fighting and sprinkler systems equipment and apparatus for the Building; such security patrols and/or observation systems and/or other security equipment and systems for the Building as the Landlord considers appropriate (acting reasonably). PART3 Additional Services obtaining insurance policies against mechanical breakdown or other risks in respect of any lifts boilers and any other relevant items in the nature of Plant in or serving the Retained Parts of the Building; 2obtaining insurance policies against employers liability third party and public liability or other relevant insurances in respect of the Building and its operation and management including insurance against liability under the Defective Premises Act 1972 and any other relevant Law; I the cost of valuations for insurance purposes at appropriate intervals provided always that (in the absence of material changes to the Building) these are not carried out more than once in any 24 month period; maintaining and (where beyond economic repair) replacing any furniture furnishings carpeting and equipment in the Retained Parts (including any control areas staff rooms or storage areas); planting maintaining and (where beyond economic repair) replacing any grounds trees landscaped areas plants and flowers in the Retained Parts; • the provision and maintenance of signs hoardings showcases advertisements fascias or notices in or to serve the Common Parts; maintenance or service contracts for any items in the nature of Plant in or serving the Building; the provision of any other services which the Landlord from time to time reasonably considers appropriate having regard to the principles of good estate management; •

PART4 Service Costs The Service Costs are all costs and expenses properly incurred by the Landlord in connection with the Building and its operation and management in any Service Charge Period including (without limitation) the following: the provision of the Services; standing and other charges for the provision or supply of gas electricity and other services to the Building and of fuel or other power for any items in the nature of Plant serving the Building; any reasonable costs payable to any Superior Landlord (except for rent payable under any Superior Lease) or to any other parties arising out of any Title Matters and any reasonable costs payable by the Landlord as a contribution to the cost of maintaining renewing repairing cleaning or lighting any structures or things that are used in common by the Building with adjoining or nearby premises, including contributions paid if the Premises are within a Business Improvement District or the like; the employment or hiring of staff for the provision of the Services (including management and security) to the Building (including costs of or expenditure on health national and other insurances pensions and other benefits recruitment and redundancy or severance costs and the provision of uniforms protective clothing vehicles tools and other equipment required in connection with their duties); the cost of making any claims or taking or defending any proceedings which the Landlord reasonably requires in respect of any rights or services enjoyed by the Building or its occupiers to which it or they may be entitled or against any contractors or professional persons supplying any works or services in connection with the Building; the cost of employing managing agents to provide the Services and manage the Building and prepare Service Charge budgets and apportionments or (if the Landlord carries out this function itself) a fee for the Landlord (such cost or fee being no more than shall be reasonable in each case); any reasonable fees and expenses payable to surveyors accountants or other persons for auditing Service Charge accounts; all professional charges fees and other expenditure payable by the Landlord in respect of the Services and the Service Costs; an amount or amounts reasonably determined by the Landlord as appropriate to build up a sinking fund and I or a reserve fund with a view to ensuring as far as reasonably practicable that the Service Charge is consistent and fluctuations from year to year are reduced PROVIDED THAT: the said monies shall be held by the Landlord for the purposes for which they were collected for the joint benefit of the Landlord and all; tenants from time to time in the Building (as the case may be) until such time as the said monies shall be required for use for the said purposes they should be held upon trust upon the terms of this Lease and the Landlord shall as soon as practicable after the end of each accounting period place the same on deposit in a separately designated interest earning account with interest being credited to the account (net of any tax thereon); the Landlord shall apply the monies and all income thereof (after payment of or provision for any tax payable thereon) whenever necessary or as provided for in this Lease in or towards the discharge of the expenditure for which they are collected or held;

if the Landlord charges the Tenant with a contribution to the sinking fund and/or reserve fund then the Landlord will itself contribute to that fund the contribution attributable to any lettable parts of the Building in respect of which the Landlord for the time being is not entitled to receive such contribution from a tenant thereof for whatever reason (and such contribution by the Landlord shall not itself form part of the Service Costs); the Landlord shall keep proper records and accounts of the sinking/reserve fund consistent with the principles of good estate management and if so required in writing by the Tenant will permit the Tenant upon prior appointment to inspect the said records and accounts ; • the reasonable costs claims or liabilities reasonably incurred by the Landlord in connection with or arising from the keeping, revising and otherwise reviewing and updating of the Health and Safety File. PART5 Calculation and Payment of Service Charge The Landlord will provide the Tenant with the Service Charge Budget before or as soon as practicable during any Service Charge Period. 2The Tenant shall pay the estimated Service Charge by way of four equal quarterly payments in advance on the same days upon which the Rent is payable under this Lease. • The Service Charge shall be treated as accruing on a daily basis for the purpose of apportionments in respect of any relevant periods of less than one year (for example, if the end of the Term does not coincide with the end of a Service Charge Period). The Landlord may revise the Service Charge Budget prior to or during any Service Charge Period having proper regard to likely Service Costs for the relevant Service Charge Period and the Tenant shall pay the Landlord any additional estimated Service Charge then due within twenty Working Days of demand. c If the Service Charge exceeds the estimated Service Charge then the Tenant shall pay such excess to the Landlord within ten Working Days of receipt of the statement. If the Service Charge is less than the estimated Service Charge then the excess paid by the Tenant may (at the Landlord's option) be credited against the next Service Charge payment due from the Tenant or set off against any other sums due to the Landlord under the Lease or (if neither of these is applicable) repaid to the Tenant within twenty Working Days of provision of the statement to the Tenant.

• 16The statement of the Service Costs issued by the Landlord or its managing agent or other authorised representative shall (in the absence of manifest error) be conclusive in respect of matters of fact referred to in it. PARTS Provision of Services The Landlord shall provide the Standard Services and such of the Additional Services as the Landlord reasonably considers appropriate from time to time acting in accordance with good estate management principles. 2The Tenant shall not object to the Service Charge (or any item of it) on any of the following grounds: 02.1the employment of managing agents to provide the Services on behalf of the Landlord; the inclusion of any item of Service Costs which might have been provided at a lower cost; the inclusion in any Service Charge Period of any item of cost or expenditure omitted from the Service Charge in any preceding Service Charge Period (save for any cost or expenditure incurred prior to the date of this Lease). 3The Landlord shall not be required to apportion or account for the Service Charge on any assignment of this Lease by the Tenant and the Landlord shall be entitled to deal exclusively with the Tenant in whom this Lease is vested from time to time. • The Landlord may add to vary or withdraw any of the Services at any time where it is reasonable to do so in the interests of good estate management or for the benefit of the majority of the occupiers of the Building. If the Building is extended added to or altered in any substantial manner or if it is otherwise reasonable to do so the Landlord may adjust the Service Charge on a fair and reasonable basis. PART7 Exclusions from Service Charge The following items shall be excluded from the Service Charge: any fees and expenses attributable to disputes not relating to Common Parts with other tenants or occupiers of the Building or attributable to any action or proceedings relating to the Landlord's title to the Building or a superior title; any amount attributable to any unlet lettable areas in the Building; Service Costs attributable to any part of the Building which has been let but where the relevant tenant has not paid such costs (whether or not the Landlord has taken legal proceedings to recover such costs);

the cost of collection of rents; the costs of making good any damage caused by any of the Insured Risks and acts of terrorism whether or not an Insured Risk. costs incurred in substantial refurbishment or in the extension upgrade or improvement of the Building beyond those required to maintain the Building as high class offices in accordance with the principles of good estate management. anything payable by a third party. anything relating to the letting or sale of the Building or any part of it. any VAT where it is recoverable. 1Oanything arising as a result of a negligent or wrongful act or default of the Landlord or its agents. 0 • •

SCHEDULE9 Form of Authorised Guarantee Agreement THIS DEED dated BETWEEN: •(Company No. •)whose registered office is at• ("the Guarantor") (2)•(Company No.•} whose registered office is at• ("the Landlord") WITNESSES as follows: Definitions and Interpretation 1.1In this Deed the following definitions apply: 0"1995 Act" means The Landlord and Tenant (Covenants} Act 1995 "Authorised Guarantee Agreement" has the meaning given to such term in Section 28 of the 1995 Act • "Lease" means a lease of the Premises dated • made between • (1) and • (2) and includes where relevant any Deed of variation licence consent or other document supplemental to or associated with the Lease "Premises" means • I"Relevant Variation" has the meaning given to it in Section 18(4) of the 1995 Act "Tenant" means• (Company No.) In this Deed unless the context otherwise requires : words importing persons include firms , companies and corporations and vice versa any obligations undertaken by more than one person are joint and several obligations words denoting the singular number include the plural and vice versa any obligation in this Deed on the Guarantor not to do or omit to do any act or thing shall include an obligation not to allow such act or thing to be done or omitted to be done references to numbered clauses and schedules are references to the relevant clause in or schedule to this Deed and reference in any schedule to numbered paragraphs are references to the numbered paragraphs of that schedule in this Deed reference to observance and performance of covenants and obligations by the Tenant shall for the avoidance of doubt include payment of any rents and other sums due

Guarantee• In consideration of the Landlord granting licence to assign the Lease to the Tenant so that the Guarantor is released from its obligations as tenant under the Lease the Guarantor • The guarantee contained in clause 2.1 shall (unless and to the extent that such matters amount to a Relevant Variation) also be a guarantee of: payment by the Tenant to the Landlord of any sums due and the observance and performance of all covenants and obligations to be observed or performed by the Tenant under or by virtue of any compromise or arrangement agreed to between the Tenant and the Landlord the payment of any sums payable and the observance and performance of any covenant or obligation of the Tenant subject to which the Tenant obtains an order from any court relieving it against forfeiture 0 payment by the Tenant of any sums due from the Tenant and the observance and the performance by the Tenant of all covenants and obligations on its part contained in any Deed of variation licence consent or other document supplemental to or associated with the Lease or any relevant Authorised Guarantee Agreement and the Guarantor shall at the request of the Landlord join in any such Deed of variation licence consent or other document (including any relevant Authorised Guarantee Agreement) for the purposes of acknowledging that the covenants in this clause 2 extend to it (but this shall not apply to any Relevant Variation) and for the purpose of this Deed any obligations in clause 2.2.1 - 2.2.3 above shall be deemed to be covenants and obligations of the Tenant in the Lease or in any relevant Authorised Guarantee Agreement Indemnity Notwithstanding clause 2 if the Landlord incurs loss damages demands costs or expenses as a result of the Tenant's failure to observe and perform its covenants and obligations referred to in Clause 2.1 the Guarantor will indemnify the Landlord against such loss damages demands costs and expenses so incurred Primary Obligation The liability of the Guarantor under this Deed is a primary separate and independent liability and is owed to the Landlord by the Guarantor as principal and is irrespective of the liability that exists between the Landlord and the Tenant.c The liability of the Guarantor under this Deed shall continue notwithstanding any forbearance by the Landlord to enforce against the Tenant its covenants and obligations in the Lease or any relevant Authorised Guarantee Agreement or the giving of time or any other concessions to the Tenant; c the taking or holding of or the variation realising release or non-enforcement of any other security for the covenants and obligations of the Tenant; any legal limitation or incapacity relating to the Tenant or the Tenant ceasing to exist;

• • • any arrangement or compromise entered into by the Tenant or any other person who is liable with all or any of its creditors (whether or not such arrangement or compromise is expressed to bind the Landlord); any other act or omission of the Landlord or any other circumstances which but for this clause 4.2 would discharge the Guarantor, I and for the purposes of this clause 4 the Tenant shall be deemed to be liable to continue to observe and perform the covenants and obligations in the Lease and any relevant Authorised Guarantee Agreement notwithstanding any of the above matters New Lease In this clause 5 "Relevant Event means: the disclaimer of the Lease following the liquidation or bankruptcy of the Tenant under the Lease; or the disclaimer of the Lease after it has become bona vacantia; or 5.1.3the Tenant ceasing to exist. The Guarantor shall if required by the Landlord in writing within the period beginning on the day of the Relevant Event and expiring three months after the Landlord has been notified in writing by the Guarantor or the Tenant of the Relevant Event enter into a new lease of the Premises (the "New Lease") . The New Lease shall: be for a term commencing on the date of the Relevant Event and expiring on the date on which the contractual term originally granted by the Lease would have expired by effluxion of time; be at the rent which would then have been payable (ignoring any period of rent cesser or rent reduction then applicable) under the Lease if it still existed; be otherwise on the same terms as the Lease (but with no provision for a rent free period); • The Guarantor shall pay the Landlord's proper costs of entering into the New Lease including any stamp duty land tax. The New Lease will take effect subject to the Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created or permitted by the Tenant. Unless and until a New Lease is granted the Guarantor shall remain liable under the other provisions of this Deed. 44933320.2

Other Provisions The Landlord may enforce this guarantee and indemnity without first making demand on or taking proceedings against the Tenant. The Guarantor shall not without Landlord's written consent: exercise any rights of subrogation or indemnity in respect of the Tenant's obligations; take the benefit of or share in or enforce any security or other guarantee or indemnity for the Tenant's obligations; or prove in the bankruptcy or liquidation of the Tenant in competition with the Landlord. Any security taken by the Guarantor and all monies at any time received in respect of it or as a result of any breach of clause 6.2 shall be held in trust for the Landlord as security for the liability of the Guarantor under this Deed. All payments made by the Guarantor under this Deed shall be made without set-off or deduction (whether legal or equitable} or counterclaim. If the Guarantor is legally required to deduct or withhold any sum from any payment due to the Landlord under this Deed (save for deduction of tax which the Landlord can reclaim or which the Landlord would have been obliged to pay} the sum due from the Guarantor in respect of such payment shall be increased so that the Landlord receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. Any settlement or release or discharge made between the Guarantor and the Landlord shall be conditional upon no security disposition or payment to the Landlord by the Tenant the Guarantor any co-guarantor or any other person being void or set aside pursuant to any law relating to bankruptcy liquidation or insolvency or for any other reason whatever and if such condition shall not be fulfilled the Landlord shall be entitled to enforce this Deed subsequently as if such release discharge or settlement had not occurred. Any money received in connection with this Deed (whether before or after the liquidation or bankruptcy of the Tenant or the Guarantor} may be placed to the credit of a suspense account with a view to preserving claims against the Tenant or the Guarantor or may be applied by the Landlord towards satisfaction of such of the obligations of the Tenant as the Landlord requires. 7Interest • Joint and Several Liability etc The liability of the Guarantor under this Deed shall be the joint and several liability of all parties who may have executed this Deed as Guarantor and all other persons who from time to time guarantee the Tenant's obligations to the Landlord. Each person who shall have executed this Deed as Guarantor agrees to be bound by this Deed notwithstanding that any other person intended to execute or to be bound by this Deed may not do so or may not be bound and notwithstanding that this Deed may be or become invalid or unenforceable against any other persons. 44933320.2 •

9Benefit of this Deed The rights of the Landlord under this Deed will enure tor the benefit of the Landlord and its successors in title without any need for any express assignment of them. • No failure or delay on the part of the Landlord to exercise any power right or remedy under this Deed or at law shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any such power right or remedy preclude its further exercise or the exercise of any other power right or remedy. Costs The Guarantor agrees to pay to the Landlord on demand all legal and other costs properly payable by the Landlord in relation to the enforcement of the Guarantor's obligations in this Deed. Severability Each of the provisions of this Deed is distinct and severable from the others, and if at any time one or more such provisions is or becomes illegal invalid or unenforceable (either wholly or to any extent) the validity legality and enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired. Scope of this Guarantee •13.1 The intention of the parties to this Deed is that it should be an Authorised Guarantee Agreement within the meaning of the 1995 Act. 13.2If any provision or any part of any provision has the effect of causing this Deed not to be such an Authorised Guarantee Agreement that provision or that part is to be treated for all purposes as having been modified (including if necessary by its omission) to such extent as will avoid that effect. Jurisdiction This Deed shall be governed by English law. The parties submit to the non-exclusive jurisdiction of the English Courts. The Guarantor irrevocably appoints Messrs • or such firm as may succeed to its practice as its agent for the service of process in England and Wales service upon whom shall be deemed to be proper service whether or not forwarded to or received by the Guarantor . [NB Clause 14 can be deleted If there is no foreign party. A legal opinion letter may be required if there is a foreign party] I IN WITNESS whereof this Deed has been duly delivered the date first above written [NB INSERT ATTESTATION CLAUSES] ,

SCHEDULE10 Form of Guarantee THIS DEED dated BETWEEN: •(Company No.•) whose registered office is at• (the "Guarantor") •(Company No..) whose registered office is at• (the "Landlord") WITNESSES as follows : Definitions and Interpretation In this Deed the following definitions apply: "Authorised Guarantee Agreement" has the meaning given to such term in Section 28 of the Landlord and Tenant (Covenants) Act 1995; "Landlord" includes the immediate reversioner from time to time to the Lease; "Lease" means a lease of the Premises dated • made between • (1) and • (2) and includes any deed of variation licence consent or other document supplemental to or associated with the Lease; "Premises" means • "Tenant" means• (Company No •). In this Deed unless the context otherwise requires: words importing persons include firms, companies and corporations and vice versa; any obligations undertaken by more than one person are joint and several obligations; words denot ing the singular number include the plural and vice versa ; any obligation in this deed on the Guarantor not to do or omit to do any act or thing shall include an obligation not to allow such act or thing to be done or omitted to be done; • in this deed reference to observance and performance of covenants and obligations by the Tenant shall for the avoidance of doubt include payment of any rents and other sums due. Guarantee In consideration of the Landlord granting (licence to assign] the Lease to the Tenant at the request of the Guarantor the Guarantor unconditionally and irrevocably covenants w ith and guarantees to the Landlord that: •

(to the extent the law permits the Guarantor to do so) the Tenant will comply with its covenants and obligations in any Authorised Guarantee Agreement entered into by it pursuant to the Lease; (to the extent the law permits the Guarantor to do so) the Tenant will comply with its covenants and obligations in any new lease entered into by the Tenant with the Landlord pursuant to any obligation on the Tenant to do under the Authorised Guarantee Agreement following disclaimer of the Lease by the assignee or other relevant event. The guarantee contained in clause 2.1 shall also be a guarantee of: payment by the Tenant to the Landlord of any sums due and the observance and performance of all covenants and obligations to be observed or performed by the Tenant under or by virtue of any compromise or arrangement agreed to between the Tenant and the Landlord ; the payment of any sums payable and the observance and performance of any covenant or obligation of the Tenant subject to which the Tenant obtains an order from any court relieving it against forfeiture ; 2.2.3 • payment by the Tenant of any sums due from the Tenant and the observance and the performance by the Tenant of all covenants and obligations on its part contained in any deed of variation licence consent or other document supplemental to or associated with the Lease or any Authorised Guarantee Agreement and the Guarantor shall at the request of the Landlord join in any such deed of variation licence consent or other document for the purposes of acknowledging that the covenants in this clause 2 extend to it, and for the purpose of this deed any obligations in clause 2.2.1 - 2.2.3 above shall be deemed to be covenants and obligations of the Tenant in the Lease (or, as applicable the Authorised Guarantee Agreement) . Indemnity Notwithstanding clause 2 if the Landlord incurs loss damages demands costs or expenses as a result of: the Tenant's failure to observe and perform its covenants and obligations under the Lease or any Authorised Guarantee Agreement or under any new lease referred to in clause 2.1.3; or any event referred to in (clause 5) [i.e. the forfeiture clause) of the Lease; or any breach of this Deed, the Guarantor will indemnify the Landlord against such loss damages demands costs and expenses so incurred. Primary Obligation The liability of the Guarantor under this deed is a primary separate and independent liability and is owed to the Landlord by the Guarantor as principal and is irrespective of the liability that exists between the Landlord and the Tenant. The liability of the Guarantor under this deed shall continue notwithstanding : any forbearance by the Landlord to enforce against the Tenant its covenants and obligations in the Lease or any Authorised Guarantee Agreement or the giving of time or any other concessions to the Tenant;

the taking or holding of or the variation realising release or non-enforcement of any other security for the covenants and obligations of the Tenant; any legal limitation or incapacity relating to the Tenant or the Tenant ceasing to exist ; the invalidity or unenforceability of any of the covenants or obligations of the Tenant; 5 the forfeiture disclaimer or other termination of the Lease or (if applicable) the Authorised Guarantee Agreement or the surrender of part of the Premises ; any variation to the Lease (or the Authorised Guarantee Agreement) including any increase or reduction in the Premises or in the rent payable under the Lease; any arrangement or compromise entered into by the Tenant or any other person who is liable with all or any of its creditors (whether or not such arrangement or compromise is expressed to bind the Landlord); any other act or omission of the Landlord or any other circumstances which but for this clause 4.2 would discharge the Guarantor , and for the purposes of this clause 4 the Tenant shall be deemed to be liable to continue to observe and perform the covenants and obligations in the Lease and any Authorised Guarantee Agreement notwithstanding any of the above matters. New Lease In this clause 5 "Relevant Event" means : the disclaimer of the Lease following the liquidation or bankruptcy of the Tenant under the Lease; or the disclaimer of the Lease after it has become bona vacantia; or the Tenant ceasing to exist. The Guarantor shall if required by the Landlord in writing within the period beginning on the day of the Relevant Event and expiring three months after the Landlord has been notified in writing by the Guarantor or the Tenant of the Relevant Event enter into a new lease of the Premises (the "New Lease"). The New Lease shall: 5.3.1 be for a term commencing on the date of the Relevant Event and expiring on the date on which the contractual term originally granted by the Lease would have expired by effluxion of time; • 5.3.3 • 5.3.4take effect from the date of the Relevant Event. The Guarantor shall pay the Landlord's proper costs of entering into the New Lease including any stamp duty land tax . • 44933320 .2 •

The New Lease will take effect subject to the Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created or permitted by the Tenant. Unless and until a New Lease is granted the Guarantor shall remain liable under the other provisions of this Deed. Other Provisions The Landlord may enforce this guarantee and indemnity without first making demand on or taking proceedings against the Tenant. The Guarantor shall not without Landlord's written consent: exercise any rights of subrogation or indemnity in respect of the Tenant's obligations ; take the benefit of or share in or enforce any security or other guarantee or indemnity for the Tenant's obligations; or prove in the bankruptcy or liquidation of the Tenant in competition with the Landlord. Any security taken by the Guarantor and all monies at any time received in respect of it or as a result of any breach of clause 6.2 shall be held in trust for the Landlord as security for the liability of the Guarantor under this Deed. All payments made by the Guarantor under this Deed shall be made without set-off or deduction (whether legal or equitable) or counterclaim. If the Guarantor is legally required to deduct or withhold any sum from any payment due to the Landlord under this Deed (save for deduction of tax which the Landlord can reclaim or which the Landlord would have been obliged to pay) the sum due from the Guarantor in respect of such payment shall be increased so that the Landlord receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. Any settlement or release or discharge made between the Guarantor and the Landlord shall be conditional upon no security disposition or payment to the Landlord by the Tenant the Guarantor any co-guarantor or any other person being void or set aside pursuant to any law relating to bankruptcy liquidation or insolvency or for any other reason whatever and if such condition shall not be fulfilled the Landlord shall be entitled to enforce this Deed subsequently as if such release discharge or settlement had not occurred. Any money received in connection with this Deed (whether before or after the liquidation or bankruptcy of the Tenant or the Guarantor) may be placed to the credit of a suspense account with a view to preserving claims against the Tenant or the Guarantor or may be applied by the Landlord towards satisfaction of such of the obligations of the Tenant as the Landlord requires. Interest The Guarantor agrees to pay interest on each amount demanded of it under this Deed from the date of such demand until payment (as well after as before judgement) at the [Interest Rate] as defined in the Lease. Joint and Several Liability etc 8.1 The liability of the Guarantor under this Deed shall be the joint and several liability of all parties who may have executed this Deed as Guarantor and all other persons who from time to time guarantee the Tenant's obligations to the Landlord. 44933320.2

8.2Each person who shall have executed this Deed as Guarantor agrees to be bound by thisCl Deed notwithstanding that any other person intended to execute or to be bound by this Deed may not do so or may not be bound and notwithstanding that this Deed may be or become invalid or unenforceable against any other persons. 9Benefit of this Deed The rights of the Landlord under this deed will enure tor the benefit of the Landlord and its successors in title without any need for any express assignment of them. No Waiver No failure or delay on the part of the Landlord to exercise any power right or remedy under this Deed or at law shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any such power right or remedy preclude its further exercise or the exercise of any other power right or remedy. Costs The Guarantor agrees to pay to the Landlord on demand all legal and other costs properly payable by the Landlord in relation to the enforcement of the Guarantor's obligations in this Deed. Severability • Jurisdiction This Deed shall be governed by English law. The parties submit to the non-exclusive jurisdiction of the English Courts. The Guarantor irrevocably appoints Messrs or such firm as may succeed to its practice as its agent for the service of process in England and Wales service upon whom shall be deemed to be proper service whether or not forwarded to or received by the Guarantor. [NB Clause 13 can be deleted if there is no foreign party. A legal opinion letter may be required if there is a foreign party] IN WITNESS whereof this deed has been duly delivered the date first above written [NB INSERT ATTESTATION CLAUSES] i • 44933320 .2 •

SCHEDULE 11

Rent Review

1 **Basis of Rent Review**

The Rent as from each Review Date until the next Review Date (or in the case of the last or only Review Date from that Review Date until the end of the Term) shall be the higher of:

1.1 the Rent payable immediately prior to that Review Date (ignoring any suspension of Rent then applicable under paragraph 4 of Schedule 7 or any Rent Restrictions (as referred to in paragraph 7) then applicable); and

1.2 the Open Market Rent (as defined in paragraph 3 below).

2 **Agreement or determination**

2.1 If the Landlord and the Tenant have not agreed the Open Market Rent for the applicable Review Date by the date which is three months prior to such Review Date then either party may refer the matter for determination by an independent professionally qualified surveyor or valuer having experience in the valuation of similar premises (the "**Rent Review Surveyor**") to be agreed upon by the Landlord and the Tenant or in the absence of agreement (by the date which is two months prior to the Review Date) appointed on the application of either party by the President of The Royal Institution of Chartered Surveyors (or any person authorised to act on his behalf) or if no such person is available then by such officer of such professional body of surveyors or valuers as the Landlord may reasonably designate.

2.2 The Rent Review Surveyor shall act as an arbitrator and the Arbitration Act 1996 shall apply.

2.3 If the Rent Review Surveyor dies or becomes unwilling or unable to act then either the Landlord or the Tenant may apply to the President or other such authorised person or designated officer referred to in paragraph 2.1 to discharge him and appoint another Rent Review Surveyor in his place.

3 **Open Market Rent**

3.1 Open Market Rent means the yearly rent (payable after the expiry of any rent free period or period of concessionary rent for the period of time taken for fitting out) which might reasonably be expected to be paid for the Premises in the open market (without a fine or premium being taken by the willing landlord) on the relevant Review Date on the assumptions set out in paragraph 3.2 and disregarding the matters set out in paragraph 3.3.

(Assumptions)

3.2

3.2.1 there is a willing landlord and willing tenant for a letting of the whole of the Premises in the open market with vacant possession;

3.2.2 the letting is to be for the residue of the Term remaining at the Review Date;

3.2.3 the letting shall commence on the relevant Review Date and is to be on the same terms as this Lease (save for the amount of Rent and Car Parking Rent and ignoring any rent free period or inducement given in this Lease but including the provisions for rent review);

3.2.4 all the covenants contained in this Lease have been complied with;

44933320.2

any destruction of or damage to the Premises or any requisite access to or services for them has been reinstated; the Premises are ready to receive the willing tenant's fit out works and the willing tenant is to receive the benefit of any rent free period or concessionary rent period for the period of time taken for fitting out which may at the relevant Review Date be usual on the grant of a new lease on the terms set out in this paragraph 3.2; the Premises comply with any Law affecting them and can be lawfully used for any purpose permitted under this Lease; • that no reduction is to be made to take account of any rental concession. (Disregards) 3.3 0 any effect on rental value of the fact that the Tenant its sub-tenants or their respective predecessors in title have been or is in occupation of the Premises; any goodwill attached to the Premises by reason of the carrying on there of any business; any work carried out at the Premises which reduces the rental value of the Premises; • effected at the Landlord's cost; or effected pursuant to an obligation to the Landlord save tor any obligation to comply with statutory requirements or any law; or which may give rise to any liability on the Landlord to pay any compensation to the Tenant under the provisions of the Landlord and Tenant Act 1927 or otherwise; any effect on the rental value of disturbance or nuisance resulting from any works being carried out on any neighbouring premises; any actual or potential obligation on the Tenant or any undertenant to reinstate alterations or additions to the Premises. Backdating of reviewed rent and interest If the Rent on any review shall not have been agreed or determined until after the relevant Review Date then the Rent reserved immediately before the relevant Review Date shall continue to be payable until the new Rent has been ascertained after which the new Rent shall be payable; and the difference (if any) between the Rent actually paid in respect of any period after the Review Date and the Rent which would have been payable in respect of that period if the new Rent had been ascertained on or before the Review

Date shall be added to and be payable with the first instalment of Rent falling due after the new Rent has been ascertained; and

4.1.2 interest shall also be payable (with the first instalment of Rent falling due after the new Rent has been ascertained) at three per cent below the Interest Rate on each part of the difference from the date such parts would have been payable if the new Rent had been ascertained on or before the relevant Review Date to the date of actual payment of such parts of the difference.

4.2 If the Rent on any review is ascertained on or before the relevant Review Date and that date is not a quarter day the Tenant must on that Review Date pay to the Landlord the difference between the Rent due for that quarter and the Rent already paid for it.

5 **Costs of Determination**

5.1 The cost of the reference to the Rent Review Surveyor and of his determination or award shall be paid as he may direct and in the absence of any direction each party shall bear its own costs in so far as any Law does not require otherwise.

5.2 If either party fails to pay any such costs awarded against it or directed to be paid by it within twenty Working Days of demand by or on behalf of the Rent Review Surveyor then either party may pay any such amount on the Tenant's behalf and the amount so paid shall become a debt immediately due from the Tenant to the Landlord.

6 **Rent Review Memorandum**

Within twenty Working Days of agreement or determination of the Open Market Rent the Landlord and the Tenant shall each sign and exchange a memorandum recording the increased Rent (or recording that there is no increase in the Rent) but the absence of any such memorandum shall not affect the liability of the Tenant to pay any reviewed Rent.

7 **Rent Restrictions**

If, at any time during the Term, restrictions are imposed by any statute for the control of rent which prevent or prohibit wholly or partly the operation of the rent review provisions contained in this schedule or which operate to impose any limitation, whether in time or amount, on the collection and retention of any increase in the Rent or any part then and in each case respectively:

7.1 the operation of the rent review provisions contained in this schedule shall be postponed to take effect on the first date on which such operation (whether wholly or partially and with or without limited effect) may occur and in the case of restrictions which partially prevent or prohibit such operation and/or limit its effect on each such date; and

7.2 the collection of any increase in the rent shall be postponed to take effect on the first date on which such increase may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase, and, until such restrictions shall be relaxed either wholly or partially, the Rent shall be the maximum sum from time to time permitted by such restrictions.

8 **Time not of the essence**

Nothing in this Lease shall make time of the essence in relation to the review of the Rent.

9 **Car Parking Rent**

The Car Parking Rent shall also be reviewed and paragraphs 1, 2, 4, 5, 6, 7 and 8 shall apply as if the word "Rent" were replaced by the words "Car Parking Rent" but paragraph 3 shall not apply and "Open Market Rent" for the purpose of the Car Parking Rent shall be the

44933320.2

yearly rent which might reasonably be expected to be paid by a willing tenant or licencee for a space in the Car Park in the open market (without a fine or premium being taken by the willing landlord) on the Relevant Review Date for a period of one year. • 0 • •

Bond Court
STREET
Toronto Square
Priestley House

Location Plan 1:1250


CORE A
CORE B

Floor Plan 1:200

Rev Description Date

Lease Plan

CONTRACTOR TO VERIFY ALL DIMENSIONS ON SITE BEFORE COMMENCING ANY WORK OR PREPARING SHOP DRAWINGS.

ALL WORK MUST COMPLY WITH THE RELEVANT AUTHORITIES REQUIREMENTS AND THE CONTRACTOR SHALL BE RESPONSIBLE FOR OBTAINING ALL NECESSARY STATUTORY CONSENTS.

DIMENSIONS MUST NOT BE SCALED FROM THIS PRINT.

savills

Savills UK Limited
Ground Floor
City Point
29 King Street
Leeds
LS1 2HL

Tel: 0113 244 0100
Fax: 0113 244 0104
www.savills.com

CLIENT: Legal & General	
PROPERTY: 9 Bond Court Leeds LS1 2JZ	
TITLE: Lease Plan 5th Floor	
REF: LP-001	DATE: April 2017
SCALE: Various @ A3	DRAWN: MH